EXHIBIT 7 to T-1

                      Latest Report of Condition of Trustee

Zions First National Bank  Call Date: 12/31/2001                       FFIEC 031
One South Main Street                                                  RC-1
Salt Lake City, UT 84111

FDIC Certificate Number - 02270
Transmitted to EDS as 0169708 on 01/30/02 at 12:30:05 CST

Consolidated Report of Condition for insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

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

Schedule RC - Balance Sheet

                                                                 Dollar Amounts in Thousands
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
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and currency and coin(1) ....................     349,936
   b. Interest-bearing balances(2) .............................................          11

2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A) ...............      76,214
   b. Available-for-sale securities (from Schedule RC-B, column D) .............     922,380

3. Federal funds sold and securities purchased under agreements to resell ......     279,800

4. Loans and lease financing receivables (from Schedule RC-C):
   a. Loans and leases held for sale ...........................................     203,094
   b. Loans and leases, net of unearned income .....................   5,859,219
   c. LESS: Allowance for loan and lease losses ....................      83,196
                                                                       ---------
   d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c) ....................................................   5,776,023

5. Trading assets (from Schedule RC-D) .........................................     102,896
6. Premises and fixed assets (including capitalized leases) ....................      85,354
7. Other real estate owned (from Schedule RC-M) ................................       3,791
8. Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M) .....................................................      31,031
9. Customers' liability to this bank on acceptances outstanding ................         391
10. Intangible assets:
   a. Goodwill .................................................................      11,533
   b. Other intangible assets (from Schedule RC-M) .............................       7,599
11. Other assets (from Schedule RC-F) ..........................................     819,442
                                                                                   ---------

12. Total assets (sum of items 1 through 11) ...................................   8,669,495
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(1)      Includes cash items in process of collection and unposted debits.

(2)      Includes time certificates of deposit not held for trading.
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Zions First National Bank  Call Date:  12/31/2001                      FFIEC 031
One South Main Street                                                  RC-1
Salt Lake City, UT 84111
FDIC Certificate Number - 02270
Transmitted to EDS as 0169708 on 01/30/02 at 12:30:05 CST


Schedule RC - Balance Sheet

                                                                 Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
         part I) ...............................................................   5,147,868
         (1) Noninterest-bearing(1) ................................   1,094,666
         (2) Interest-bearing ......................................   4,053,202
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II) ...............................................     170,210
         (1) Noninterest-bearing ...................................           0
         (2) Interest-bearing ......................................     170,210

14. Federal funds purchased and securities sold under agreements to repurchase .   1,938,391

15. Trading liabilities (from Schedule RC-D) ...................................      87,255

16. Other borrowed money (includes mortgage indebtedness and
         obligations under capitalized leases) (from Schedule RC-M) ............     190,408

17. Not applicable

18. Bank's liability on acceptances executed and outstanding ...................         391

19. Subordinated notes and debentures (2) ......................................     170,125

20. Other liabilities (from Schedule RC-G) .....................................     326,428

21. Total liabilities (sum of items 13 through 20) .............................   8,031,076

22. Minority interest in consolidated subsidiaries .............................       2,153

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus ..............................           0
24. Common stock ...............................................................      15,000
25. Surplus (exclude all surplus related to preferred stock) ...................     148,757

26. a. Retained earnings .......................................................     431,943
    b. Accumulated other comprehensive income(3) ...............................      40,566

27. Other equity capital components(4) .........................................           0
28. Total equity capital (sum of items 23 through 27) ..........................     636,266
29. Total liabilities, minority interest, and equity capital (sum of items 21,
       22 and 28) ..............................................................   8,669,495
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(1)      Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)      Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.